                                                                     EXHIBIT 1.2

                                Pricing Agreement

December 4, 2002

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

Banc One Capital Markets, Inc.
1 Bank One Capital
Chicago, IL 60670

Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY 10013


Dear Sirs:

         Goodrich Corporation, a New York corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 4, 2002 (the "Underwriting Agreement"), between the Company on the one hand and each of you on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Designated Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the Form heretofore delivered to you is now proposed to be filed with the Commission.


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                                                                               2

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof other than the Representatives.

                                             Very truly yours,

                                             Goodrich Corporation

                                             By:_______________________________
                                                Name:
                                                Title:

                                             Accepted as of the date hereof:

                                             J.P. Morgan Securities Inc.
                                             Banc One Capital Markets, Inc.
                                             Salomon Smith Barney Inc.


                                             Acting on behalf of themselves and
                                             as the Representatives of the
                                             several Underwriters.

                                             By: J.P. Morgan Securities Inc.

                                             By:_______________________________
                                                Name:
                                                Title:

                                             By: Banc One Capital Markets, Inc.

                                             By:_______________________________
                                                Name:
                                                Title:

                                             By: Salomon Smith Barney Inc.

                                             By:_______________________________
                                                Name:
                                                Title:

                                   SCHEDULE I

                   Underwriter                          Principal Amount of 6.45%      Principal Amount of 7.625%
                                                          Notes to be Purchased           Notes to be Purchased
                                                        -------------------------      --------------------------
J.P. Morgan Securities Inc............................         $90,000,000                     150,000,000

Banc One Capital Markets, Inc.........................         $90,000,000                     150,000,000

Salomon Smith Barney Inc..............................         $39,060,000                      65,100,000

Banc of America Securities LLC........................         $27,000,000                      45,000,000

BNY Capital Markets, Inc..............................         $24,000,000                      40,000,000

NatCity Investments, Inc..............................         $24,000,000                      40,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated....          $5,940,000                       9,900,000

      Total...........................................        $300,000,000                     500,000,000

                                   SCHEDULE II

I.  Title of Designated Securities:

6.45% Notes due 2007

Aggregate principal amount:

$300,000,000

Price to Public:

99.906% of the principal amount of the Designated Securities

Purchase Price by Underwriters:

99.306% of the principal amount of the Designated Securities

Specified funds for payment of purchase price:

Immediately available funds

Indenture:

Indenture dated May 1, 1991, between the Company and The Bank of New York (as successor to Harris Trust and Savings Bank), as Trustee

Maturity:

December 15, 2007

Interest Rate:

6.45%

Interest Payment Dates:

June 15 and December 15

Redemption Provisions:

The 2007 Notes will be redeemable, in whole or in part, at the Company's option at any time from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2007 Notes being redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2007 Notes being redeemed (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points for the 2007 Notes plus accrued and unpaid interest on the 2007 Notes to the redemption date.

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Sinking Fund Provisions:

No sinking fund provisions

Time of Delivery:

December 10, 2002

Closing Location: Cravath, Swaine & Moore, 825 Eighth Avenue, Worldwide Plaza, New York, NY 10019

Names and addresses of Representatives:

Designated Representatives: J.P. Morgan Securities Inc., Banc One Capital Markets, Inc. and Salomon Smith Barney Inc.

Address for Notices:       c/o J.P. Morgan Securities Inc.
                           270 Park Avenue
                           New York, NY 10017

II.  Title of Designated Securities:

7.625% Notes due 2012

Aggregate principal amount:

$500,000,000

Price to Public:

99.646% of the principal amount of the Designated Securities

Purchase Price by Underwriters:

98.996% of the principal amount of the Designated Securities

Specified funds for payment of purchase price:

Immediately available funds

Indenture:

Indenture dated May 1, 1991, between the Company and The Bank of New York (as successor to Harris Trust and Savings Bank), as Trustee

Maturity:

December 15, 2012

Interest Rate:

7.625%

Interest Payment Dates:

June 15 and December 15

Redemption Provisions:

The 2012 Notes will be redeemable, in whole or in part, at the Company's option at any time from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the 2012 Notes being redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2012 Notes being redeemed (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points for the 2012 Notes plus accrued and unpaid interest on the 2012 Notes to the redemption date.

Sinking Fund Provisions:

No sinking fund provisions

Time of Delivery: December 10, 2002

Closing Location: Cravath, Swaine & Moore, 825 Eighth Avenue, Worldwide Plaza, New York, NY 10019

Names and addresses of Representatives:

Designated Representatives: J.P. Morgan Securities Inc., Banc One Capital Markets, Inc. and Salomon Smith Barney Inc.

Address for Notices:      c/o J.P. Morgan Securities Inc.
                          270 Park Avenue
                          New York, New York 10017